UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 24, 2017
Date of Report (Date of earliest event reported)
WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends Item 5.07 of the Current Report on Form 8-K filed by White Mountains Insurance Group, Ltd. (the “Company”) with the Securities and Exchange Commission on May 31, 2017 (the “Original Filing”). The sole purpose of this amendment is to disclose the Company’s decision regarding how often it will conduct advisory shareholder votes on executive compensation (“say-on-pay”). No other changes have been made to the Original Filing.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the time of the Original Filing, the Company’s Board of Directors had not yet determined the frequency with which say-on-pay votes would be held in the future. In light of the voting results with respect to the frequency of say-on-pay votes, the Company’s Board of Directors has decided that the Company will hold an annual non-binding say-on-pay vote until the next vote on the frequency of say-on-pay votes occurs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Registrant)
DATED: August 28, 2017	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer